UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 28, 2006
TSB Financial Corporation
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

000-52223	20-4814503
(Commission File Number)	(IRS Employer Identification No.)
1057 Providence Road, Charlotte, North Carolina 28207
(Address of principal executive offices, including zip code)
(704)331-8686
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	Page 3

Signatures	Page 4

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On November 28, 2006, Mr. Herbert L. Harriss was appointed as a member of the Board of Directors (the “Board”) of TSB Financial Corporation (the “Company”), the holding company of The Scottish Bank. Mr. Harriss was appointed to fill a vacancy on the Board. Mr. Harriss’ term will commence on November 28, 2006 and will expire at the next Annual Meeting of Stockholders or when his successor has been elected and qualified. Mr. Harriss has not been appointed or designated to serve on any committee of the Company’s Board, and no determination has been made as to whether Mr. Harriss will be appointed to any such committee.
There are no arrangements or understandings between Mr. Harriss and any other persons related to his election as a director of the Company. Mr. Harriss does not have any relations and has not entered into any transactions that would be reportable under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSB Financial Corporation

November 30, 2006	By:	/s/ Jan H. Hollar

Jan H. Hollar Secretary and Chief Financial Officer

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